                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 28, 1996, except for Note 11, as to which the date is December 19, 1996, of Ventana Medical Systems, Inc. in the Registration Statement (Form S-1) and related Prospectus of Ventana Medical Systems, Inc., for the registration of 2,850,000 shares of its common stock.

                                          ERNST & YOUNG LLP
Tucson, Arizona
December 19, 1996